                                                                     EXHIBIT (B)


                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1993-2 Monthly Statement
                        Class A Certificate CUSIP #25466KAE9
                        Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: April 15, 1999       Due Period Ending:  March 31, 1999

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------
     Series  1993-2                                      Total                Interest             Principal
        Class A  30 days at 5.400000000%             $84.083333337          $0.750000000         $83.333333338

        Class B  30 days at 5.750000000%              $4.791666667          $4.791666667          $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
 (a) Aggregate Investor Interest                        $19,318,236,342.63
     Seller Interest                                     $6,980,635,086.38

     Total Master Trust                                 $26,298,871,429.01


 (b) Group One Investor Interest                        $16,768,236,342.63

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1993-2 Investor Interest                       $100,000,666.63

 (e) Class A Investor Interest                              $66,666,666.63

     Class B Investor Interest                              $33,334,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------
                                                            Finance Charge       Principal          Yield
                                                             Collections        Collections       Collections

 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                         $318,986,204.60     $3,143,772,753.34     $0.00

     Seller                                                $119,661,882.14     $1,179,329,259.93     $0.00

 (b) Group One Allocation                                  $277,159,793.58     $2,731,552,007.06     $0.00

 (c) Group Two Allocation                                   $41,826,411.02       $412,220,746.28     $0.00

 (d) Series 1993-2 Allocations                               $2,733,654.88        $26,941,571.75     $0.00

 (e) Class A Allocations                                     $2,187,099.36        $21,554,986.64     $0.00

     Class B Allocations                                       $546,555.52         $5,386,585.11     $0.00


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                             Deposits into the
                                SPFAs This          SPFA        Deposit Deficit      Investment
                                Due Period         Balance          Amount            Income

     Series 1993-2           $66,666,666.67         $0.00            0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------   Total Payments
                           Amount Paid           Deficit Amount          Through This
                         This Due Period         This Due Period          Due Period

     Series 1993-2        $66,666,666.67            $0.00                 $733,333,333.37

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                            Deposits Into the
                                              SIFAs This
                                              Due Period          SIFA Balance

     Series 1993-2                           $759,725.42            $0.00

7.   Pool Factors
     ------------                                         This Due Period

     Class A                                                 0.08333333

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------                                  Cumulative
                                                              Investor Charged-Off
                                           This Due Period          Amount

 (a) Group One                            $96,984,251.15            $0.00

 (b) Group Two                            $14,635,972.62            $0.00

 (c) Series 1993-2                           $956,565.40            $0.00

 (d) Class A                                 $765,313.72            $0.00

     Class B                                 $191,251.68            $0.00

9.   Investor Losses This Due Period
     -------------------------------                         Per $1,000 of
                                                            Original Invested
                                                 Total        Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1993-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period                Per $1,000 of
     ------------------------------------------------              Original Invested
                                                          Total        Principal

 (a) Group One                                            $0.00          $0.00

 (b) Group Two                                            $0.00          $0.00

 (c) Series 1993-2                                        $0.00          $0.00

 (d) Class A                                              $0.00          $0.00

     Class B                                              $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                 Per $1,000 of
     ------------------------------------------------               Original Invested
                                                           Total        Principal

 (a) Group One                                             $0.00          $0.00

 (b) Group Two                                             $0.00          $0.00

 (c) Series 1993-2                                         $0.00          $0.00

 (d) Class A                                               $0.00          $0.00

     Class B                                               $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
 (a) Group One                                            $28,162,338.33

 (b) Group Two                                             $4,250,000.00

 (c) Series 1993-2                                           $277,778.89

 (d) Class A                                                 $222,222.22

     Class B                                                  $55,556.67

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                               As a Percentage
                                                                                 of Class A
                                                                  Total        Invested Amount
     Series 1993-2 Class B
                                                               $50,000,040.00        75.0001%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------                         Shared Amount  Class B Amount

     Maximum Amount                                                    $16,666,680.00    $8,333,340.00

     Available Amount                                                  $16,666,680.00    $8,333,340.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                                                      $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding     $26,680,777,126.04

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding

     30-59 days         $648,154,953.36          2.43%

     60-179 days      $1,159,113,400.71          4.34%

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ----------------------------

                                             Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT
                          Discover Card Master Trust I
                        Series 1993-2 Monthly Statement
                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on April 15, 1999:

      1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

      2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

      3.   The aggregate amount of Collections processed during the related Due
           Period is equal to                                                                       $4,761,750,100.14

      4.   The aggregate amount of Class A Principal Collections processed during
           the related Due Period is equal to                                                          $21,554,986.64

      5.   The aggregate amount of Class A Finance Charge Collections processed
           during the related Due Period is equal to                                                    $2,187,099.36

      6a.  The aggregate amount of Class A Principal Collections recharacterized as
           Series Yield Collections during the related Due Period is equal to                                   $0.00

      6b.  The aggregate amount of Class A Additional Funds for this Distribution
           date is equal to                                                                                     $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class A Required Amount Shortfall                                           $0.00
                is equal to

           (b)  with respect to the Class A Cumulative Investor Charged-Off                                     $0.00
                Amount is equal to

           (c)  with respect to the Class A Investor Interest is equal to                                       $0.00

      8.   The sum of all amounts payable to the Class A Certificateholders
           on the current Distribution Date is equal to                                                $67,266,666.67



      9.   The aggregate amount of Class B Principal Collections processed during
           the related Due Period is equal to                                                           $5,386,585.11

     10.   The aggregate amount of Class B Finance Charge Collections processed
           during the related Due Period is equal to                                                      $546,555.52

     11a.  The aggregate amount of Class B Principal Collections recharacterized as
           Series Yield Collections during the related Due Period is equal to                                   $0.00

     11b.  The aggregate amount of Class B Additional Funds for this Distribution
           date is equal to                                                                                     $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class B Required Amount Shortfall                                           $0.00
                is equal to

           (b)  with respect to the Class B Cumulative Investor Charged-Off                                     $0.00
                Amount is equal to

           (c)  with respect to the Class B Investor Interest is equal to                                       $0.00

     13.   The sum of all amounts payable to the Class B Certificateholders
           on the current Distribution Date is equal to                                                   $159,725.42

     14.   Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
           Section 16 of the Series Supplement.

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of April, 1999.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer